Exhibit 99.1

Contact:	Mark A. Steinkrauss, Vice President, Corporate Relations
(312) 592-5384 mark.steinkrauss@teldta.com

Julie D. Mathews, Manager, Investor Relations
(312) 592-5341 julie.mathews@teldta.com

FOR RELEASE:  IMMEDIATE

TDS PROVIDES SELECTED SECOND QUARTER 2006 FINANCIAL

AND OPERATING DATA

CHICAGO — Aug. 9, 2006 — Telephone and Data Systems, Inc. [AMEX:TDS, TDS.S] today provided selected second quarter 2006 financial and operating data.

Below is a summary of the preliminary operating data and unaudited results of certain key components of the statement of operations for the second quarter 2006.  There can be no assurance that final results will not differ materially from these preliminary results.

Three months ended June 30
	2005 Actual (as restated)	Range of Amounts Currently Anticipated to be Reported for 2006
Operating Revenues	$969.9 million	$1,060 to $1,085 million
Operating Income	$107.3 million	$100 to $130 million

The following are selected summary operating data including certain preliminary second quarter 2006 data.

U.S. Cellular

Summary Operating Data

Quarter Ended	6/30/2006	3/31/2006	12/31/2005	9/30/2005	6/30/2005
Consolidated Markets:
All customers -
Customer units	5,704,000	5,633,000	5,482,000	5,303,000	5,227,000
Gross customer unit Activations	347,000	434,000	419,000	355,000	340,000
Net customer unit activations	48,000	151,000	125,000	76,000	94,000
Retail customers -
Customer units	5,099,000	5,029,000	4,927,000	4,765,000	4,688,000
Gross customer unit Activations	332,000	380,000	392,000	346,000	317,000
Net customer unit activations	50,000	122,000	130,000	77,000	81,000
Cell sites in service	5,583	5,438	5,428	5,149	5,034
Minutes of use (MOU) (1)	719	658	648	639	627
Postpay churn rate per month (2)	1.5%	1.5%	1.6%	1.5%	1.4%

(1)          Average monthly local minutes of use per customer (without roaming).

(2)          Postpay churn rate per month is calculated by dividing the average monthly postpay customer disconnects during the quarter by the average postpay customer base for the quarter.

Telephone and Data Systems, Inc.
Summary Operating Data

Quarter Ended	6/30/2006	3/31/2006	12/31/2005	9/30/2005	6/30/2005
TDS Telecom
ILEC:
Access line equivalents (1)	747,500	742,300	735,300	734,800	734,200
Access lines	628,600	632,100	635,500	640,700	645,800
Dial-up Internet service accounts	86,800	90,800	90,700	89,700	94,500
Digital Subscriber Lines (DSL) Customers	84,000	75,300	65,500	60,300	54,200
Long Distance customers	331,300	327,100	321,500	316,100	310,000

CLEC:
Access line equivalents (1)	452,000	450,200	448,600	445,600	442,900
Dial-up Internet service accounts	11,800	13,500	14,200	14,700	16,000
Percent of access lines on-switch	92.3%	91.7%	91.1%	90.6%	89.9%
Digital Subscriber Lines (DSL) Customers	39,900	38,500	36,400	34,800	33,500

(1)          Access line equivalents are derived by converting high capacity data lines to the estimated capacity of one switched access line.

TDS and its audit committee concluded on Nov. 9, 2005, that TDS would restate financial results for the first and second quarters of 2005, the years ended Dec. 31, 2002 – 2004, and certain selected financial data for the years 2000 and 2001.  TDS also delayed the filing of its Quarterly Report on Form 10-Q (“Form 10-Q”) for the quarter ended Sept. 30, 2005.

The restatements and Form 10-Q for the quarter ended Sept. 30, 2005 were filed with the Securities and Exchange Commission (“SEC”) on April 26, 2006.  It was necessary for TDS to complete and file the restatements and its Form 10-Q for the quarter ended Sept. 30, 2005 before it could complete and file its Annual Report on Form 10-K (“Form 10-K”) for the year ended Dec. 31, 2005 or its Form 10-Q for the quarter ended March 31, 2006.  The Form 10-K for the year ended Dec. 31, 2005 was filed with the SEC on July 28, 2006.  The Form 10-Q for the quarter ended March 31, 2006 is expected to be filed with the SEC as soon as possible.  It is necessary for TDS to complete and file the Form 10-Q for the quarter ended March 31, 2006 before it can complete and file its Form 10-Q for the quarter ended June 30, 2006.  The Form 10-Q for the quarter ended June 30, 2006 is due on Aug. 9, 2006, but can be extended to Aug. 14, 2006 by filing Form 12b-25 with the SEC on or prior to Aug. 10, 2006.  Although a Form 12b-25 is being filed by TDS on or prior to Aug. 10, 2006, TDS does not expect that its Form 10-Q for the quarter ended June 30, 2006 will be completed and filed by the extended due date of Aug. 14, 2006.  Accordingly, TDS expects that its Form 10-Q for the quarter ended June 30, 2006 will not be filed on a timely basis.  TDS expects to file the Form 10-Q as soon as possible after its Form 10-Q for the quarter ended March 31, 2006 is filed.

The company will be filing with the SEC a Form 8-K and Form 12b-25, providing notification of the expected late filing of Form 10-Q for the quarter ended June 30, 2006.

Due to late filings of the Forms 10-Q, TDS is not in compliance with American Stock Exchange (AMEX) listing standards.  TDS has been granted an extension until Nov. 14, 2006 to regain compliance with AMEX listing standards resulting from delayed filings with the SEC and delayed distribution of its 2005 annual report to shareholders.

In addition, TDS has received extended waivers from its lenders under credit agreements and from counterparties under certain forward contracts provided that it files its Form 10-K for the year ended Dec. 31, 2005 by Aug. 31, 2006, its Form 10-Q for the quarter ended March 31, 2006 within 30 days of filing the 2005 Form 10-K, and its Form 10-Q for the quarter ended June 30, 2006 within 45 days of filing the first quarter Form 10-Q.   TDS has satisfied the conditions relating to the filing of its 2005 Form 10-K.

About TDS

TDS is a diversified telecommunications corporation founded in 1969.  Through its business units, U.S. Cellular and TDS Telecom, TDS operates primarily by providing wireless, local telephone and broadband services.  As of June 30, 2006, the company employed 11,500 people and served 6.9 million customers/units in 36 states.

About U.S. Cellular

As of June 30, 2006, U.S. Cellular, the nation’s sixth-largest wireless service carrier, provided wireless service to 5.7 million customers in 26 states.  The Chicago-based company operates on a customer satisfaction strategy, meeting customer needs by providing a comprehensive range of wireless products and services, superior customer support and a high-quality network.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates, projections and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: The ability of U.S. Cellular to successfully manage and grow the operations of the Chicago MTA and newly launched markets; changes in the overall economy; changes in competition in the markets in which U.S. Cellular and TDS Telecom operate; changes due to industry consolidation; advances in telecommunications technology, including Voice over Internet Protocol; changes to access and pricing of unbundled network elements; changes in the state and federal telecommunications regulatory environment; changes in the value of assets; changes in the value of investments, including variable prepaid forward contracts; an adverse change in the ratings afforded TDS and U.S. Cellular debt securities by accredited ratings organizations; uncertainty of access to the capital markets; possible future restatements; pending and future litigation; acquisitions/ divestitures of properties and/or licenses; and changes in customer growth rates, average monthly revenue per unit, churn rates, roaming rates and the mix of products and services offered in U.S. Cellular and TDS Telecom markets.  Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by TDS to furnish this press release to the SEC, which are incorporated by reference herein.

For more information about TDS and its subsidiaries, visit the web sites at:

TDS: www.teldta.com	TDS Telecom: www.tdstelecom.com
USM: www.uscellular.com	TDS Metrocom: www.tdsmetro.com

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